Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna	(312) 928-1901

SEPTEMBER 29, 2009

Equity Residential Announces Creation of ATM Share Offering Program

Chicago, IL – September 29, 2009 - Equity Residential (NYSE: EQR), today announced that the company has created an At-The-Market (ATM) share offering program through which it could sell up to 17 million common shares. The shares would be offered through BofA Merrill Lynch, J.P. Morgan and Morgan Stanley, who will be acting as sales agents.

“With more than $800 million of cash, $1.36 billion of availability under our credit facility and the continued ability to sell non-core assets, we see no immediate need to sell common shares,” said David J. Neithercut, Equity Residential’s President and CEO. “This program will, however, allow us to quickly access the equity market should that capital be necessary to fund future investment opportunities.”

The ATM program would allow the company to sell up to 17 million common shares from time to time through the sales agents for a 36-month period. The sales, if any, would be made in “at the market” offerings as defined in Rule 415 of the Securities Act. In addition, the common shares may be offered and sold through privately negotiated transactions. The company intends to use the proceeds from any offering for working capital and general company purposes including, without limitation, the acquisition or development of multifamily properties as suitable opportunities arise and the reduction of debt.

The company has filed a registration statement (including a prospectus) with the SEC for the offering of common shares described in this communication. Before you invest, you should read the prospectus in that registration statement and other documents the company has filed with the SEC for more complete information about the company and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the company or the sales agents will arrange to send you the prospectus if you request it by contacting Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Prospectus Department, 4 World Financial Center, New York, New York 10080 or by calling 1-866-500-5408; J.P. Morgan Securities Inc., 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11425, Attention: Prospectus Library or by calling 1-866-430-0686, and Morgan Stanley & Co. Incorporated, Attention: Prospectus Department, 180 Varick Street, Second Floor, New York, New York 10014 or by emailing a request to prospectus@morganstanley.com or by calling 1-866-718-1649.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the company’s common shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 512 properties totaling 140,605 units. For more information on Equity Residential, please visit our website at www.equityresidential.com. Information on our website is not deemed to be a part of this press release.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityresidential.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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